                                                                   Exhibit 10.10

                   CONSENT OF LANDLORD TO PROPOSED SUBLEASE


     Subject to the conditions set forth this Consent of Landlord to Proposed Sublease ("Consent"), SQUARE 24 ASSOCIATES ("Landlord") hereby consents to that
           -------                           --------
certain Sublease attached hereto, dated May 30, 2000, between LATTICE SEMICONDUCTOR CORPORATION, a Delaware corporation ("Sublessor") and VITRIA
                                                    ---------
TECHNOLOGY, INC. a California corporation ("Sublessee"), and all its terms (the
                                            ---------
"Sublease"). This Consent does not release or discharge either Advanced Micro
 --------
Devices, Inc. ("AMD") or Sublessor from any liability as lessee under that
                ---
certain Lease dated September 17, 1997, between Landlord's predecessor in interest, Stewart Drive, L.L.C., as landlord, and AMD, as tenant (the "Lease").
                                                                       -----
Pursuant to that certain Lease Assignment and Assumption Agreement dated June 15, 1999, all of AMD's rights, title and interest in the Lease were assigned to and assumed by Sublessor's predecessor in interest, Vantis Corporation

("Vantis"). Pursuant to that certain Assignment of Lease dated April 30, 2000,
  ------
by and among Landlord, Vantis and Sublessor, all of Vantis' rights, title and interest in the Lease were further assigned to and assumed by Sublessor, and Landlord agreed to release Vantis from any further liability under the Lease. This Consent is granted by Landlord subject to the following terms and conditions:

     1. Unless expressly permitted under the Lease, Sublessee shall not assign the Sublease nor sublet the premises described in the Sublease (the "Subleased
                                                                     ---------
Premises") in whole or part; and shall not permit Sublessee's interest in the
--------
Sublease to be vested in any third party by operation of law or otherwise, without Landlord's prior written consent, which consent shall not be unreasonably withheld.

     2. This Consent shall not be deemed to be a consent to any subsequent assignment or subletting. Sublessor shall not make any subsequent amendment to the Sublease without Landlord's prior written consent, which consent shall not be unreasonably withheld. Landlord shall not be deemed to have waived any rights under the Lease by virtue of this Consent.

     3. The Sublease is in all respects subordinate to the terms of the Lease. Insofar as the specific terms of the Sublease purport to amend or modify or are in conflict with the specific terms of the Lease, the terms of the Lease shall control. Except as expressly set forth in this Consent, Landlord assumes no liability whatsoever on account of anything contained in the Sublease.

     4. Any rights under the Sublease may be enforced only against Sublessor, and Sublessee shall have no right to enforce any of Sublessor's rights under the Lease against Landlord by virtue of the Sublease, this Consent, or otherwise.

     5. Pursuant to Section 6.E of the Lease, AMD (or Sublessor) shall pay in addition to all other amounts due Landlord under the Lease (including the excess rent required to be paid to Landlord pursuant to Section 6.F of the Lease), the reasonable costs (including attorneys' fees) incurred by Landlord in connection with the review of the Sublease and the processing of this Consent thereto.

     6. Notwithstanding any provision in the Sublease to the contrary, Sublessee shall not have any rights under Sections 37 (Extension Option) or 38 (Right of First Offer) of the Lease.

     7. Notwithstanding any provision in the Sublease (including Section 10 thereof) to the contrary, the Sublease shall automatically terminate upon the termination of the Lease for any reason.

     8. Subject to Sublessee's agreement in Section 11.A(viii) of the Sublease to have the waiver of subrogation provisions of Section 11.K of the Lease also apply as between Landlord and Sublessee, Landlord agrees that the waiver of subrogation provisions set forth in Section 11.K of the Lease shall also apply as between Landlord and Sublessee.

     9. Landlord agrees that a courtesy copy of any formal notice sent by Landlord to AMD under the Lease (excluding those sent pursuant to Section 38) shall be sent to 555 NE Moore Court, Hillsborough, Oregon, 97124, Attention:
General Counsel.

     IN WITNESS WHEREOF, the undersigned has executed this Consent on behalf of Landlord as of May 30, 2000.

                    LANDLORD:
                    SQUARE 24 ASSOCIATES L.P. (d.b.a. Square 24 Associates) a District of Columbia limited partnership
                         By:  Carr Real Estate Services, L.L.C.,
                              a Delaware limited liability company
                         Its: General Partner
                              By:  Carr Real Estate Services Partnership,
                                   a Delaware partnership
                              Its: Managing Partner
                                   By:  Carr Realty, L.P.,
                                        a Delaware limited partnership
                                   Its: Managing Partner
                                        By:  CarrAmerica Realty Corporation,
                                             a Maryland corporation
                                        Its: General Partner

                                             By: /s/ Leah N. Segawa
                                                 ------------------
                                                  Leah N. Segawa
                                             Its: Managing Director
                               Date of Execution: 5/30/2000
                                                  -----------------

                                   SUBLEASE
                                   --------

     THIS SUBLEASE (this "Sublease") is dated for reference purposes only as of May 30, 2000 (the "Effective Date"), and is made by and between Lattice Semiconductor Corporation, a Delaware corporation ("Sublandlord"), and Vitria Technology, a Delaware corporation ("Subtenant"). Sublandlord and Subtenant hereby agree as follows:

     1.  Recitals: This Sublease is made with reference to the following facts
         --------
and objectives:

          A. Stewart Drive, L.L.C., a California limited liability company ("Master Landlord") and Advanced Micro Devices, Inc., a Delaware corporation ("AMD"), as tenant, entered into that certain lease dated as of September 17, 1997 (the "Master Lease"), with respect to premises consisting of approximately 83,950 rentable square feet of space in the 995 Building and the 985 Building (with the 995 Building consisting of approximately 42,064 rentable square and the 985 Building consisting of approximately 41,886 rentable square feet), which Premises are commonly known as 995 Stewart Drive, Sunnyvale, California (the "995 Building"), and 985 Stewart Drive, Sunnyvale, California (the "985 Building"). A true, complete and correct copy of the Master Lease, which includes all exhibits, addenda, and amendments thereto, is attached hereto as Exhibit A.
---------

          B. AMD assigned its interest in the Master Lease to Vantis Corporation by a Lease Assignment and Assumption Agreement dated June 15, 1999. Vantis Corporation has assigned its interest in the Master Lease to Sublandlord by an Assignment of Lease dated as of April 30, 2000, such that Sublandlord is now the tenant under the Master Lease.

          C. Sublandlord desires to sublease the Premises to Subtenant, and Subtenant desires to sublease the Premises from Sublandlord, on the terms and conditions set forth in this Sublease.

     2.  Definitions: Terms given specific meanings by this Sublease shall have
         -----------
the meanings so ascribed to them. Except as otherwise specifically indicated, capitalized terms that are given specific definitions by the Master Lease are used herein with the meanings ascribed to them by the Master Lease.

     3.  Premises: Sublandlord hereby subleases to Subtenant, and Subtenant
         --------
hereby subleases from Sublandlord, the Premises for the Term. Sublandlord hereby grants to Subtenant for the Term the same rights to use the Outside Areas of the Project as are granted to Sublandlord pursuant to the Master Lease.

     4.  Term:
         ----

          A.  Term. The term (the "Term") of this Sublease shall be for the
              ----
period commencing on the "Delivery Date" (as defined herein) and ending on April 30, 2006 (the "Expiration Date"), unless this Sublease is sooner terminated pursuant to its terms or the Master Lease is sooner terminated pursuant to its terms.

          B.  Delivery of Possession. The parties acknowledge that Sublandlord
              ----------------------
is planning to move its business operations, personnel and property located at the Premises to other buildings currently under construction located at 2660/2680 Zanker Road, San Jose, California (the "Replacement Premises"). As soon as practicable after construction of the Replacement Premises has been completed and the Replacement Premises are ready for Sublandlord's occupancy, Sublandlord shall commence and diligently prosecute to completion the process of moving its business operations now located at the Premises to the Replacement Premises. It is anticipated that this moving process will be completed during the last two weeks of June, 2000. As soon as reasonably practicable following the date that Sublandlord has removed from the Premises all of its personnel and substantially all of its equipment, furnishings, and personal property, Sublandlord shall deliver possession of the Premises to Subtenant, and thereafter Subtenant may begin the process of preparing the Premises for Subtenant's occupancy and the commencement of Subtenant's business operations; provided, however, that on the date of such delivery of possession, Landlord shall not be obligated to have completed the process of putting the Premises in "broom clean" condition or other repair or maintenance work Sublandlord is required to undertake which does not materially interfere with Subtenant's work to prepare the Premises for Subtenant's occupancy. The date upon which Sublandlord so delivers possession of the Premises to Subtenant is referred to herein as the "Delivery Date". During the thirty (30) days following the Delivery Date, Sublandlord and Subtenant shall work cooperatively to coordinate their respective construction, clean-up, and move-in activities so that neither interferes with the activity of the other and that all work required of Sublandlord is completed by the end of such thirty (30) day period.

          C.  Commencement of Tenant's Sublease Obligations. The Term of this
              ---------------------------------------------
Sublease shall commence on the Delivery Date, and all of Subtenant's obligations under this Sublease shall also commence as of the Delivery Date, including without limitation the obligation to pay Additional Rent; provided, however, that as specified in Section 5A hereof, Subtenant's obligation to pay Base Rent shall not commence until the thirtieth (30th) day following the Delivery Date (which day is referred to herein as the "Sublease Rent Commencement Date").

          D.  No Option to Extend. The parties hereby acknowledge that the
              -------------------
Expiration Date of the Master Lease is April 30, 2006 and that Subtenant has no option to extend the Term of this Sublease.

          E.  Delay of Possession: If the Delivery Date has not occurred by
              -------------------
October 31, 2000, due to Sublandlord's failure diligently to move its business operations now located at the Premises to the Replacement Premises, then Subtenant shall have the right to terminate this Sublease by giving Sublandlord written notice of such termination no later than January 10, 2001. Except as expressly provided in this paragraph, no delay in Sublandlord's delivery of possession of the Premises to Subtenant shall give Subtenant any rights or remedies whatsoever, and no such delay in delivering the Premises shall in any event extend the Term of this Sublease.

     5.  Rent:
         ----

          A. Subtenant shall pay to Sublandlord as base monthly rent for the Premises the following amounts during the indicated periods (the "Base Rent"):

               (i) For the annual period commencing on the Sublease Rent Commencement Date, the Base Rent shall be Two Hundred Fifty-One Thousand Eight Hundred Fifty Dollars ($251,850) per month.

               (ii) For the annual period commencing on the first (1/st/) anniversary of the Sublease Rent Commencement Date, the Base Rent shall be Two Hundred Fifty-Nine Thousand Four Hundred Six Dollars ($259,406) per month.

               (iii) For the annual period commencing on the second (2/nd/) anniversary of the Sublease Rent Commencement Date, the Base Rent shall be Two Hundred Sixty-Seven Thousand One Hundred Eighty-Eight Dollars ($267,188) per month.

               (iv) For the annual period commencing on the third (3/rd/) anniversary of the Sublease Rent Commencement Date, the Base Rent shall be Two Hundred Seventy-Five Thousand Two Hundred Three Dollars ($275,203) per month.

               (v) For the annual period commencing on the fourth (4/th/) anniversary of the Sublease Rent Commencement Date, the Base Rent shall be Two Hundred Eighty-Three Thousand Four Hundred Fifty-Nine Dollars ($283,459) per month.

               (vi) For the period commencing on the fifth (5/th/) anniversary of the Sublease Rent Commencement Date, and continuing until the Expiration Date, the Base Rent shall be Two Hundred Ninety-One Thousand Nine Hundred Sixty-Three Dollars ($291,963) per month.

          B. Payment of Base Rent and Additional Rent, as defined in Section 5.C below, shall be paid on or before the first (1st) day of each month. Base Rent and Additional Rent for any period during the Term hereof which is for less than one (1) calendar month of the Term shall be a pro rata portion of the monthly installment based on a thirty (30) day month. Base Rent and Additional Rent shall be payable without notice or demand and without any deduction, offset, or abatement, in lawful money of the United States of America. Base Rent and Additional Rent shall be paid directly to Sublandlord at 5555 NE Moore Court, Hillsborough, Oregon, 97124, Attention: Accounts Receivable, or such other address as may be designated in writing by Sublandlord.

          C.  Additional Rent. All monies other than Base Rent required to be
              ---------------
paid by Subtenant under this Sublease, including, without limitation, any amounts payable by Sublandlord to the Master Landlord as "Additional Rent" (as defined in Paragraph 3B of the Master Lease), shall be deemed additional rent to be paid by Subtenant ("Additional Rent"). Base Rent and Additional Rent hereinafter collectively shall be referred to as "Rent". All amounts payable by Sublandlord to the Master Landlord as "Additional Rent" (as defined in Paragraph 3B of the Master Lease) are referred to herein as "Master Lease Additional Rent". Subtenant shall pay all Master Lease Additional Rent as and when the same are due and payable to the Master Landlord under the Master Lease. Subtenant shall be entitled to all credits, if any, given by the Master Landlord to Sublandlord for Sublandlord's overpayment of Master Lease Additional Rent to the extent such overpayment is fairly allocable to Master Lease Additional Rent accruing during the Term of this Sublease. Subtenant shall not be required to pay any Master Lease Additional Rent that is (i) fairly allocable to any period of time prior to the Delivery Date or after the Expiration Date, or (ii) payable solely as a result of a default by Sublandlord under the Master Lease, which default is not the result of any failure of Subtenant to fully and timely observe, perform and discharge all obligations imposed on Subtenant by this Sublease (including, without limitation, the obligation of Subtenant, at Subtenant's sole cost, fully to restore the Premises and otherwise surrender the Premises in the condition required by the Master Lease).

          D.  Payment of First Month's Rent. Upon execution hereof by Subtenant,
              -----------------------------
Subtenant shall pay to Sublandlord the sum of Two Hundred Fifty-One Thousand Eight Hundred Twelve Dollars ($251,812), which shall constitute Base Rent for the first month of the Term during which Base Rent is due.

     6.  Security Deposit:
         ----------------

          A. On the Effective Date, Subtenant shall deposit with Sublandlord the amount of Fifteen Million Dollars ($15,000,000) as security for the performance by Subtenant of its obligations under this Sublease, and not as prepayment of rent (the "Security Deposit"). Sublandlord may from time to time apply such portion of the Security Deposit as is reasonably necessary for the following purposes: (i) to cure any default by Subtenant in the payment of Rent;
(ii) to repair damage to the Premises caused by Subtenant; (iii) to clean the Premises upon termination of the Sublease, if necessary; and (iv) to remedy any other default of Subtenant and/or to pay damages resulting from Subtenant's default to the extent permitted by applicable law and, in this regard, Subtenant hereby waives (to the extent permitted by applicable law) any restriction on the uses to which the Security Deposit may be put contained in California Civil Code
Section 1950.7. In the event the Security Deposit or any portion thereof is so used, Subtenant agrees to pay to Sublandlord promptly upon demand an amount in cash sufficient to restore the Security Deposit to the full original amount. Sublandlord shall not be deemed a trustee of the Security Deposit, may use the Security Deposit in its business, and shall not be required to segregate it from its general accounts. Subtenant shall not be entitled to any interest on the Security Deposit. If Sublandlord transfers the Premises during the Lease Term, Sublandlord shall transfer the Security Deposit to any transferee of Sublandlord's interest in conformity with the provisions of California Civil Code Section 1950.7 and/or any successor statute, whereupon the transferring Sublandlord will be released from all liability for the return of the Security Deposit.

          B. Subtenant shall satisfy its obligation to deposit the Security Deposit with Sublandlord by delivering to Sublandlord on the Effective Date an unconditional, irrevocable, transferable letter of credit in the amount of Fifteen Million Dollars ($15,000,000), issued by a financial institution acceptable to Sublandlord in the form attached hereto as Exhibit B, with an
                                                         -----------
original term of no less than one (1) year and automatic extensions through the end of the Term of this Sublease and sixty (60) days thereafter (the "Letter of Credit"). Subtenant shall keep the Letter of Credit, at its expense, in full force and effect until the sixtieth (60/th/) day after the Expiration Date, or other termination of this Sublease. The Letter of Credit shall provide thirty
(30) days' prior written notice to Sublandlord of cancellation or material change thereof, and shall further provide that, in the event of any such notice cancellation or material change of the Letter of Credit or any non-extension of the Letter of Credit at least thirty (30) days prior to its expiration, Sublandlord shall be entitled to draw the entire face amount of the Letter of Credit, and the funds so obtained shall be held as the Security Deposit. Any unused portion of the funds so obtained by Sublandlord shall be returned to Subtenant upon replacement of the Letter of Credit or deposit of cash security in the full amount of the required Security Deposit.

          C. In lieu of, or in replacement of, the Letter of Credit, Subtenant may deliver to Sublandlord at any time during the Term a cash deposit in the face amount required for the Security Deposit, provided that Sublandlord shall have no additional liability or reduced benefits from that which Sublandlord would have if Subtenant provided a Letter of Credit.

          D. On each January 1, April 1, July 1, and October 1 during the Term of this Sublease (each a "Security Adjustment Date"), Subtenant shall have the right to cause the amount of the Security Deposit (or the face amount of the Letter of Credit) to be reduced to an amount that equals the sum of the following: (i) the aggregate amount of all monthly Base Rent that is due for the then remainder of the Term of the Sublease (not discounted to present value); and (ii) the Restoration Cost (as defined herein), as reasonably determined by Sublandlord. If on a Security Adjustment Date Subtenant qualifies for a reduction in the amount of the Security Deposit and elects to exercise its right to cause the Security Deposit to be reduced, Subtenant shall notify Sublandlord of its election within ten (10) days after the applicable Security Adjustment Date. Within five (5) days after receipt of such notice, and if Subtenant is entitled to the reduction sought, Sublandlord shall either (a) if the Security Deposit is in the form of cash, return to Subtenant the appropriate amount so that the remaining amount held by Sublandlord as the Security Deposit is in the correct amount after the permitted reduction, or (b) if the Security Deposit is held in the form of a Letter of Credit, Sublandlord shall return such Letter of Credit and any cash held as the Security Deposit to Subtenant when Subtenant delivers to Sublandlord a new Letter of Credit meeting the requirements set forth in Section 6.B hereof, the face amount of which is the correct amount of the Security Deposit, after implementing the appropriate reduction permitted by this Section 6.D. Notwithstanding anything contained herein, Sublandlord shall not be obligated to implement a reduction of the Security Deposit if Subtenant is then in default of any of its obligations under this Sublease beyond any applicable notice and cure periods. If Subtenant is in default (beyond applicable notice and cure periods) as of any Security Adjustment Date and does not therefore qualify for a reduction in the amount of the Security Deposit, but Subtenant thereafter cures such default in a manner reasonably acceptable to Sublandlord and pays Sublandlord all damages suffered by Sublandlord as a result of such default (including, without limitation, any resulting late charges and interest payable under this Sublease) (a "Cure"), then Subtenant shall have the right to cause the Security Deposit to be reduced by the amount of the reduction that would otherwise have been available to Subtenant had Subtenant not been in default as of such Security Adjustment Date. If Subtenant qualifies for such a reduction in the amount of the Security Deposit and elects to exercise its right to cause the Security Deposit to be reduced, Subtenant shall notify Sublandlord of its election within ten (10) days after the Cure of such default. Within five
(5) days after receipt of such notice, and if Subtenant is both entitled to the reduction sought and is not then in default under any other obligation under this Sublease (beyond applicable notice and cure periods), then Sublandlord shall reduce the Security Deposit in the manner provided either in the foregoing clause (a) or (b) of this paragraph.

          E. As used herein, the term "Restoration Cost" shall mean the estimated cost at the Expiration Date of causing to be performed Subtenant's obligation to restore the Premises to the condition required by this Sublease, as reasonably estimated by Sublandlord. The Restoration Cost will be reasonably determined by Sublandlord when Sublandlord approves (or receives notice of those Alterations not requiring Sublandlord's approval) any Alterations that Subtenant intends to install in the Premises which Sublandlord requires to be removed upon expiration of the Term or which otherwise are required to be removed at the expiration of the Term in accordance with this Sublease. Sublandlord's determination of the Restoration Cost shall be based upon the cost that Sublandlord would incur if it were to be responsible for the performance of Subtenant's obligation to restore the Premises, including without limitation costs related to labor and materials, contractors' overhead and profit, permit fees and taxes, commercially reasonable builder's risk insurance, and a supervision fee in the amount of ten percent (10%) of all other costs included in the Restoration Cost.

     7.  Delivery of Possession; Condition:  Sublandlord shall deliver the
         ---------------------------------
Premises to Subtenant in "broom clean" condition. Sublandlord shall remove its signage and personal property from the Premises and repair any damage caused by such removal. In addition, Sublandlord shall use commercially reasonable efforts (not including the payment of any money or the incurring of any liabilities) to permit Subtenant's re-use of all existing cabling and security systems located within the Premises. Subtenant shall not, however, have the right to use, and Subtenant acknowledges that Sublandlord may remove, any leased equipment (such as the telephone switch currently serving the Premises), any re-usable, movable security equipment, and any conduit currently connecting the Premises to any other properties. Subtenant shall have the right to use any conduit currently connecting the 985 Building to the 995 Building, but Sublandlord makes no representation or warranty whatsoever regarding such conduit (including, without limitation, as to the existence or condition of any such conduit). To Sublandlord's actual knowledge, the plumbing, electrical, and heating, ventilating and air conditioning systems serving the Premises will be in good, working order and repair as of the Delivery Date. The parties acknowledge and agree that Subtenant is subleasing the Premises on an "as is" basis, and that Sublandlord has made no representations or warranties with respect to the condition of the Premises as of the Delivery Date except as set forth in this Section. Sublandlord shall have no obligation whatsoever to make or pay the cost of any alterations, improvements or repairs to the Premises, including, without limitation, any improvement or repair required to comply with any law, regulation, building code or ordinance (including the Americans with Disabilities Act of 1990).

     8.  Right to Cure Defaults:  If Subtenant fails to pay any sum of money to
         ----------------------
Sublandlord, or fails to perform any other act on its part to be performed hereunder, then Sublandlord may, but shall not be obligated to, after passage of any applicable notice and cure periods, make such payment or perform such act. All such sums paid, and all reasonable costs and expenses of performing any such act, shall be deemed Additional Rent payable by Subtenant to Sublandlord upon demand, together with interest thereon at the Interest Rate from the date of the expenditure until repaid.

     9.  Effect of Conveyance:  As used in this Sublease, the term "Sublandlord"
         --------------------
means the holder of the tenant's interest under the Master Lease. In the event of any assignment, transfer or termination of the tenant's interest under the Master Lease, which assignment, transfer or termination may occur at any time during the Term hereof in Sublandlord's sole discretion, Sublandlord shall be and hereby is entirely relieved of all covenants and obligations of Sublandlord accruing hereunder from and after the date of such transfer, and it shall be deemed and construed, without further agreement between the parties, that any transferee has assumed and shall carry out all covenants and obligations thereafter to be performed by Sublandlord hereunder. Sublandlord shall transfer and deliver any security of Subtenant to the transferee of the tenant's interest under the Master Lease, and thereupon Sublandlord shall be discharged from any further liability with respect thereto.

     10.  Relationship to Master Lease: This Sublease is subject and subordinate
          ----------------------------
to the Master Lease. Sublandlord shall perform all of its obligations under the Master Lease to the extent Subtenant is not required to perform such obligations under this Sublease. In the event, however, that Sublandlord defaults in the performance of any of Sublandlord's remaining obligations under the Master Lease, then Subtenant shall give Sublandlord written notice thereof specifying in what manner Sublandlord has defaulted, and if such default is not cured by Sublandlord within thirty (30) days thereafter (except that if such default cannot be cured within said thirty (30) day period, then such period shall be extended for an additional reasonable time, provided that Sublandlord commences to cure such default within such thirty (30) day period and proceeds diligently thereafter to effect such cure as quickly as reasonably possible), then Subtenant shall be entitled to cure such default and promptly collect from Sublandlord Subtenant's reasonable expenses in so doing. Subtenant shall not be required, however, to wait the entire cure period described herein if earlier action is required to comply with any applicable governmental law, regulation or order. Sublandlord shall indemnify, defend, protect, and hold harmless Subtenant from any and all liability, damages, claims, actions, demands and costs (including reasonable and actual attorneys' fees), resulting, directly or indirectly, from Sublandlord's failure to perform such remaining obligations of Sublandlord under the Master Lease. Upon any termination of the Master Lease, this Sublease shall also terminate except as otherwise provided in the Consent of the Master Landlord; provided, however, that if the Master Lease is terminated as a result of a default by Sublandlord of such remaining obligations of Sublandlord under the Master Lease, Sublandlord shall be liable to Subtenant for all damages resulting therefrom, and Subtenant shall have all rights and remedies that would otherwise be available to it at law or in equity as a result of such default. Provided that Subtenant is not then in default (after applicable notice and cure periods) under this Sublease, Sublandlord shall not enter into any amendment or modification of the Master Lease which will materially and adversely affect Subtenant or Subtenant's use and occupancy of the Premises without the consent of Subtenant, nor shall Sublandlord consent to a termination of the Master Lease (except as specifically permitted by this Sublease), or a surrender thereof without the consent of Subtenant, which consent shall not be unreasonably withheld. Subtenant hereby expressly assumes and agrees: (i) to comply with all provisions of the Master Lease which are incorporated hereunder applicable to the Sublease Term; and (ii) to perform all the obligations on the part of the "Tenant" to be performed under the terms of the Master Lease during the term of this Sublease which are incorporated hereunder. In the event of a conflict between the provisions of this Sublease and the Master Lease, as between Sublandlord and Subtenant, the provisions of this Sublease shall control. In the event of a conflict between the express provisions of this Sublease and the provisions of the Master Lease, as incorporated herein, the express provisions of the Sublease shall prevail.

     11.  Other Sublease Terms:
          ---------------------

              A.  Incorporation By Reference. Except as set forth below, the
                  --------------------------
terms and conditions of this Sublease shall include all of the terms of the Master Lease identified in Section 11B (as modified) and such terms are incorporated into this Sublease as if fully set forth herein, except that: (i) each reference in such incorporated sections to "Lease" shall be deemed a reference to "Sublease"; (ii) each reference to the "Premises" shall be deemed a reference to the Premises leased by

Sublandlord to Subtenant; (iii) each reference to "Landlord" and "Tenant" shall be deemed a reference to "Sublandlord" and "Subtenant", respectively, except as otherwise expressly set forth herein; (iv) with respect to work, services, repairs, restoration, insurance, indemnities, representations, warranties or the performance of any other obligation of Master Landlord under the Master Lease, the sole obligation of Sublandlord shall be to request the same in writing from Master Landlord as and when requested to do so by Subtenant, and to use Sublandlord's commercially reasonable efforts (without requiring Sublandlord to spend more than a nominal sum) to obtain Master Landlord's performance; (v) except as otherwise specifically provided in this Sublease, with respect to any obligation of Subtenant to be performed under this Sublease, wherever the Master Lease grants to Sublandlord a specified number of days to perform its obligations under the Lease, except as otherwise provided herein, Subtenant shall have three (3) fewer days to perform the corresponding obligation under this Sublease, including, without limitation, curing any defaults; (vi) with respect to any approval required to be obtained from the "Landlord" under the Master Lease, such consent must be obtained from both Master Landlord and Sublandlord, and the approval of Sublandlord may be withheld if Master Landlord's consent is not obtained; (vii) in any case where the "Landlord" reserves or is granted the right to manage, supervise, control, repair, alter, regulate the use of, enter or use the Premises or any areas beneath, above or adjacent thereto, such reservation or grant of right of entry shall be deemed to be for the benefit of both Master Landlord and Sublandlord; (viii) in any case where "Tenant" is to indemnify, release or waive claims against "Landlord", such indemnity, release or waiver shall be deemed to run from Subtenant to both Master Landlord and Sublandlord; (ix) in any case where "Tenant" is to execute and deliver certain documents or notices to "Landlord", such obligation shall be deemed to run from Subtenant to both Master Landlord and Sublandlord; (x) all payments shall be made to Sublandlord; and (xi) Subtenant shall pay all consent and review fees set forth in the Master Lease to both Master Landlord and Sublandlord.

          B.  Master Lease Terms Incorporated Into Sublease: The following terms
              -----------------------------------------------
of the Master Lease are incorporated into this Sublease as provided in Section 11A hereof:

                  (1)  Paragraph 1 (Premises);

                  (2) Paragraph 5 (Use); provided, however, that (i) the second sentence of Paragraph 5D(ii) entitled "Existing Environmental Condition" is deleted and shall not become part of the Sublease; and (ii) the reference in incorporated Paragraph 5D(iii) to Exhibit F shall be to Exhibit F of this
                                  ---------
Sublease, which lists the Hazardous Materials necessary for Subtenant's operations, and the permitted maximum quantities (where indicated).

                  (3) Paragraph 6 (Assignment and Subletting); provided, however, that (i) if any Sublet proposed to be entered into by Subtenant requires the prior written consent of Master Landlord pursuant to the Master Lease, Subtenant shall not enter into such Sublet transaction unless and until Master Landlord's prior written consent shall have been obtained; (ii) Paragraph 6.B, clause (iii) permitting an assignment to Vantis Corporation shall be deleted and not become a part of the Sublease; and (iv) the amount of "fifty percent (50%) of any excess of the Subrent" referred to in the fourth sentence of Paragraph 6F shall be changed to "sixty-seven percent (67%) of any excess of the Subrent".

                  (4) Paragraph 7 (Alterations); provided, however, that the following phrase shall be deleted from the first two sentences of Paragraph 7.A (Consent to Alterations): "Landlord shall approve or disapprove of the initial Tenant Improvements to be constructed by Tenant in the Premises in accordance with the procedure set forth in Exhibit C. Except as provided in Exhibit C,..."
                                ---------                        ---------

                  (5) Paragraph 8 (Repair and Maintenance); provided, however, that: (i) the incorporation of Paragraph 8 is subject to the limitation set forth in Section 12 hereof that Sublandlord is not assuming or agreeing to perform the obligations of the "Landlord" set forth in Paragraph 8 of the Master Lease, and the extent of its obligation is to use commercially reasonable efforts to cause the Master Landlord to perform the obligations of the Landlord under the Master Lease; (ii) in Paragraph 8.B(ii) (Building and Outside Area Expenses), all references to "Landlord" therein shall refer to Master Landlord, and the reference to "Landlord's standard management fee" shall refer to the management fee charged to Sublandlord by Master Landlord.

                  (6)  Paragraph 9 (Utilities and Services).

                  (7) Paragraph 10 (Real Property Taxes); provided, however, that Subtenant's obligation to pay "Tenant's Project Percentage" of all Real Property Taxes shall commence on the Delivery Date of this Sublease.

                  (8) Paragraph 11 (Insurance); provided, however, that the last paragraph of Paragraph 11.B (Tenant's Insurance) relating to the right to self insure is deleted and is not part of the Sublease.

                  (9) Paragraph 12 (Project Costs); provided, however, that (i) Subtenant's obligation to pay its share of Real Property Taxes, Project Property Insurance, and Building and Outside Area Expenses shall commence on the Delivery Date of this Sublease; and (ii) Paragraph 12.C (Audit Rights) shall not be incorporated into the Sublease, but if so requested by Subtenant, Sublandlord shall use reasonable efforts to exercise its rights under the Master Lease to audit Master Landlord's records in accordance with the terms thereof for the benefit of Subtenant so long as Subtenant pays all costs incurred by Sublandlord in exercising such rights.

                  (10) Paragraph 14 (Notices); provided, however, that the address for notices for Subtenant until the Delivery Date is 945 Stewart Drive, Sunnyvale, California 94086, and the address for notices for Sublandlord is 5555 NE Moore Court, Hillsborough, Oregon, 97124, Attention: General Counsel.

                  (11) Paragraph 15 (Default); provided, however, that notwithstanding clause (v) of Section 11.A of this Sublease: (i) the time period set forth in incorporated provision Paragraph 15.A(i) is changed from five (5) to three (3) days; (ii) the time period set forth in Paragraph 15.A(ii) of thirty (30) days is changed to twenty-one (21) days; with respect to the incorporated provision Paragraph 15.A(vii), the time period of twenty-four (24) hours is changed to twelve (12) hours.

                  (12) Paragraph 16 (Surrender of the Premises); provided, however, that the following phrase is deleted from the incorporated provision Paragraph 16.B, first sentence: "... all those Tenant Improvements which Tenant is required to remove pursuant to Exhibit
                                                                         -------
C, ...", and the term "Tenant Improvements" is deleted from such Paragraph 16.B
-
wherever it appears. If Subtenant Fails to surrender the Premises in the condition required by this Sublease, Subtenant shall indemnify, protect, defend and hold harmless Sublandlord and Sublandlord's agents against all liabilities resulting from Subtenant's failure to perform such obligations, including, without limitation, any liability that Sublandlord may have under Paragraph 16.C (Indemnification of Landlord) which results from Subtenant's failure to perform such obligations.

                  (13) Paragraph 17 (Attorneys' Fees).

                  (14) Paragraph 18 (Liens).

                  (15) Paragraph 19 (Subordination); provided, however, that (i) Sublandlord shall not have an obligation to obtain a Subordination Agreement for the benefit of Subtenant; and (ii) the following proviso is deleted from the fourth sentence of incorporated Paragraph 19.A (Documentation): "... provided and on the condition that the Holder agrees in writing in a separate agreement not to disturb Tenant's quiet enjoyment of the Premises so long as Tenant is not in default under this Lease beyond any applicable cure period."

                  (16) Paragraph 20 (Mortgagee Protection).

                  (17) Paragraph 21 (Condemnation); provided, however, that the reference to "Landlord" in incorporated Paragraph 21.E (Sale Under Threat Of Condemnation) shall be deemed to refer to Master Landlord.

                  (18) Paragraph 22 (Holding Over);

                  (19) Paragraph 23 (Entry by Landlord); provided, however, that Master Landlord shall have all of the rights to enter that are described by incorporated Paragraph 23.

                  (20) Paragraph 24 (Estoppel Certificate Information); provided, however, that the time period of ten (10) days set forth in said incorporated provision is changed to seven (7) days.

                  (21) [Intentionally omitted];

                  (22) Paragraph 26 (Landlord's Right to Perform Tenant's Covenants); provided, however, that the time period of thirty (30) days set forth in said incorporated Paragraph 26 shall be changed to twenty-one (21) days.

                  (23) Paragraph 27 (Tenant's Remedy); provided, however, that the phrase "look solely to the Project (and any insurance proceeds relating thereto) for satisfaction of any liability of Landlord and" shall be deleted from the fourth through sixth lines, and the phrase "look to other assets of Landlord nor" shall be deleted from the sixth and seventh lines. In addition, and notwithstanding anything in this Sublease or the Master Lease to the contrary, Subtenant hereby releases Sublandlord and Sublandlord's agents, contractors and representatives from, and Subtenant covenants that it shall not under any circumstance seek to recover from Sublandlord or Sublandlord's agents, contractors or representatives any incidental or consequential damages suffered by Subtenant in connection with the Premises and/or this Sublease, including, without limitation, any loss of use, loss of profits or revenues, cost of capital, loss of goodwill, or claims of Subtenant's customers or suppliers as a result of Sublandlord's failure to perform any obligation under this Sublease or the Master Lease.

                  (24)  Paragraph 29 (Financial Covenants);

                  (25)  Paragraph 30 (Parking);

                  (26)  Paragraph 31 (Quiet Enjoyment);

                  (27) Paragraph 32 (Modifications for Lender); provided, however, that the reference in such incorporated provision to "Landlord's lender" shall mean any lender of Master Landlord.

                  (28)  Paragraph 33 (Signs);

                  (29)  Paragraph 34 (Acceptance);

                  (30)  Paragraph 35 (Recording; Quitclaim);

                  (31) Paragraph 36 (Brokers); provided, however, that the term "Brokers" as used in such incorporated provision shall mean The Staubach Company (the broker for Sublandlord), and C.B. Richard Ellis (the broker for Subtenant).

                  (32) Paragraph 40 (General); provided, however, that (i) with respect to the incorporation of Paragraph 40.J (Exhibits), the only exhibits which are incorporated into the Sublease from the Master Lease are those exhibits referred to elsewhere in this Sublease and Exhibits A (Diagram of 995 Building and 985 Building), B (Legal Description of Project), C-3 (Tenant Improvement Building Standards), E (Project Rules and Regulations), and H (Signage Program).

          C. Notwithstanding the foregoing, but not in limitation of the application of the foregoing, it is expressly agreed and understood that the following provisions of the Master Lease are not incorporated into this
                                             ---
Sublease, and Subtenant shall have no right or benefits arising from any of the following:

                  (i)   Paragraph 37 (Extension Option);

                  (ii)  Paragraph 38 (Right of First Offer);

                  (iii) Exhibit C (Work Letter Agreement), except Exhibit C-3, which is incorporated into this Sublease.

    12. Maintenance Responsibilities of Sublandlord and Master Landlord: The
        ---------------------------------------------------------------
parties acknowledge that Paragraph 8 of the Master Lease obligates Master Landlord to provide certain levels of maintenance, repair and replacement ("Master Landlord's Repair Obligations"), and Sublandlord and Subtenant agree as follows with respect to this subject:

          A. Sublandlord shall use commercially reasonable efforts to enforce Master Landlord's Repair Obligations. Such enforcement shall include, without limitation, upon Subtenant's written request, (i) promptly notifying Master Landlord of its non-performance of Master Landlord's Repair Obligations and requesting that Master Landlord perform such obligations, and/or (ii) assigning, at Sublandlord's option in Sublandlord's sole and absolute discretion, Sublandlord's rights under the Master Lease to Subtenant to the extent reasonably necessary, in Sublandlord's judgment, to permit Subtenant to institute legal proceedings against Master Landlord to obtain the performance of Master Landlord's Repair Obligations; provided, however, that if Subtenant commences a lawsuit or other action, Subtenant shall pay all costs and expenses incurred in connection therewith, and Subtenant shall indemnify, defend (with counsel reasonably acceptable to Sublandlord) protect and hold harmless Sublandlord from and against all losses, costs, claims, liabilities and damages (including attorneys' fees) in connection therewith.

          B. Sublandlord shall have no maintenance or repair obligations with respect to the Premises except for its obligation to use commercially reasonable efforts to enforce Master Landlord's Repair Obligations.

    13. Damage and Related Termination Rights. The parties acknowledge that
        -------------------------------------
Paragraph 13 (Damage or Destruction) and Paragraph 11.D (Landlord's Insurance) of the Master Lease governs the rights of Master Landlord and Sublandlord concerning casualty insurance and damage to the Premises by fire or other peril, and Sublandlord and Subtenant agree as follows with respect to this subject as it relates to the Premises.

          A. Sublandlord shall use reasonable efforts to enforce the obligations of Master Landlord pursuant to Paragraph 8 and Paragraph 11.D. Except to the extent of its obligations stated in the immediately preceding sentence, Sublandlord shall not be obligated to obtain insurance or restore damage to the Premises caused by fire or other peril, and shall not be liable for any failure by Master Landlord to perform its obligations under the Master Lease.

          B. The parties acknowledge that Master Landlord has the right to terminate the Master Lease in certain circumstances pursuant to Paragraph 13 in the Master Lease. In the event Master Landlord exercises any such right of termination, the Sublease shall terminate on the date the Master Lease terminates.

          C. The parties acknowledge that Sublandlord has the right to terminate the Master Lease in certain circumstances pursuant to Paragraph 13.D (Tenant's Right to Terminate). If Sublandlord becomes entitled to terminate the Master Lease pursuant to said Paragraph 13.D, then it may do so in its sole discretion, without the consent of Subtenant, and if it so elects to terminate the Master Lease then the Sublease shall terminate on the date the Master Lease terminates. Notwithstanding the foregoing sentence, provided that Subtenant is not then in default (after applicable notice and cure periods) under this Sublease, Sublandlord will not terminate the Master Lease pursuant to said Paragraph 13.D without Subtenant's prior written consent (not to be unreasonably withheld or delayed). If Sublandlord requests Subtenant's request to any such termination and Sublandlord has not received Subtenant's written response to such request within ten (10) days after Sublandlord's request therefor, then Subtenant shall be deemed to have consented to Sublandlord's termination of the Master Lease. If Subtenant disapproves any request of Sublandlord for Subtenant's consent to Sublandlord's termination of the Master Lease pursuant to said Paragraph 13.D, then Subtenant shall, concurrently with Subtenant's disapproval of such request, deliver to Sublandlord Subtenant's written agreement that the Sublease remains in full force and effect and that Subtenant shall provide to Sublandlord such reasonable assurances as Sublandlord may then require for Subtenant's continued performance of its obligations under this Sublease.

          D. Rents and other payments of Subtenant under the Sublease shall be reduced or abated while repairs are being made necessitated by damage by fire or other peril for the period of time and in proportion that the Premises are unsuitable for Subtenant's business use, except as provided below. Under no circumstance, however, shall the percentage to which Rent is abated under this Sublease exceed the percentage to which Rent is abated under the Master Lease. If such damage results from the act of Subtenant, its employees, agents, contractors, or invitees, then (i) such damage shall be repaired by Subtenant under the control, direction and supervision of Master Landlord (if Master Landlord so elects), and (ii) Rent and other payments of Subtenant due under this Sublease shall not be reduced or abated (except to the extent of insurance proceeds actually received by Sublandlord as a result of such damage).

          E. Notwithstanding anything to the contrary contained in this Sublease, in no event shall Sublandlord or Master Landlord be obligated to repair or replace Tenant's Personal Property or any Alterations existing at the time of damage or destruction. If Subtenant desires to repair and/or replace Subtenant's Personal Property and/or Alterations, the same shall be undertaken and completed by Subtenant, at Subtenant's sole cost and expense, promptly following the date of the damage or destruction.

     14.  Sublandlord's Representations: Sublandlord represents and warrants
          -----------------------------
that (i) the copy of the Master Lease attached hereto is a true, correct and complete copy thereof; (ii) there exist no amendments, modifications or other agreements (whether oral or written) affecting the Master Lease except as attached thereto; (iii) neither Sublandlord nor Master Landlord is in default under the provisions of the Master Lease nor is there any event, condition or circumstance existing which with notice, the passage of time, or both, would constitute a default thereunder; and (iv) the Master Lease is in full force and effect.

     15.  Conditions Precedent: This Sublease and Sublandlord's and Subtenant's
          --------------------
obligations hereunder are conditioned upon the written consent of Master Landlord. If Sublandlord fails to obtain Master Landlord's consent to this Sublease within thirty (30) days after execution of this Sublease by Sublandlord, then Sublandlord or Subtenant may terminate this Sublease by giving the other party written notice thereof, and Sublandlord shall return to Subtenant its payment of the first month's Rent paid by Subtenant pursuant to Paragraph 4 hereof and the Security Deposit, and neither party shall have any further rights or obligations under this Sublease.

     16.  Authority to Execute: Subtenant and Sublandlord each represent and
          --------------------
warrant to the other that each person executing this Sublease on behalf of each party is duly authorized to execute and deliver this Sublease on behalf of that party.

     17.  Approvals: Except as otherwise provided in this Sublease, whenever
          ---------
this Sublease requires an approval, consent, designation, determination, selection or judgment by either

Sublandlord or Subtenant, such approval, consent, designation, determination, selection or judgment and any conditions imposed thereby shall not be unreasonably withheld or delayed. Sublandlord may, however, withhold its consent or approval whenever the consent or approval of Master Landlord has not been obtained.

     18.  Counterparts: This Sublease may be executed in counterparts, each of
          ------------
which shall be an original, but all of which taken together shall constitute one and the same Sublease.

     IN WITNESS WHEREOF, the parties have executed this Sublease to be effective as of the Effective Date.


SUBTENANT:                              SUBLANDLORD:

VITRIA TECHNOLOGY,                      LATTICE SEMICONDUCTOR CORPORATION,
a Delaware corporation                  a Delaware corporation


By: /s/ Karen Cottle                    By: /s/ Martin R. Baker
    --------------------                    ---------------------

Name: Karen Cottle                      Name: MARTIN R. BAKER
      ------------------                      -------------------

Its: General Counsel                    Its: VP & GENERAL COUNSEL
     -------------------                     --------------------


By: /s/ JoMei Chang                     By: _____________________
    --------------------

Name: JoMei Chang                       Name: ___________________
      ------------------

Its: CEO                                Its: ____________________
     -------------------